Exhibit 99.1

Ferrellgas Partners, L.P. Reports Results for First Quarter Fiscal 2017

OVERLAND PARK, Kan., December 9, 2016 — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today reported financial results for its first fiscal quarter ended October 31, 2016. The Company reported a net loss attributable to Ferrellgas Partners, L.P. of $43.1 million, compared to a net loss of $79.8 million for the same period in 2015.

Adjusted EBITDA was $29.0 million, compared to $48.9 million in the prior year period primarily due to the effect of the Jamex settlement reached in early September.

“While unusually warm weather conditions — including temperatures during our first quarter that were 35% higher than normal — continued to negatively impact our propane revenue, we are taking aggressive actions to position Ferrellgas for long-term growth and profitability,” said James E. Ferrell, the Company’s interim President and Chief Executive Officer. “This quarter’s results include a 9% reduction in operating expenses, reflecting our ongoing efforts to meaningfully reduce costs. We also remain focused on growing our customer base, and are very pleased with our success winning new customers and retaining existing customers during the quarter.”

Mr. Ferrell continued, “Although the termination of the Jamex contract impacted our crude oil logistics segment, we believe in the potential of this business and are taking steps to maximize profitability by increasing utilization of our assets. We remain confident in the upside potential of our company and believe we are taking the right steps to advance the long-term interests of our unitholders, employees and other stakeholders.”

Operating income generated by the propane and related equipment sales segment was up over 20% to $16.5 million, compared to $13.7 million in the prior year period despite temperatures that were 6% warmer than those of the prior year period. The increase was primarily due to decreased operating expenses related to vehicle fuel costs.

At the end of the first fiscal quarter, the Company’s leverage ratio was 5.81x, which was lower than the 6.05x limit allowed under its secured credit facility and accounts receivable securitization facility, as amended in September 2016.

Mr. Ferrell added, “We are committed to reducing debt and strengthening our balance sheet, with the goal of returning to a leverage ratio of 4.5x or below. While debt reduction is our primary objective at this time, increasing returns to our unitholders remains the top priority for Ferrellgas, and we will continue to take actions to deliver value to all stakeholders over the long term.”

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 28, 2016. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. Forward-looking statements, include, but are not limited to: Ferrellgas’ debt reduction plans, statements regarding future unitholder returns, plans to increase the utilization of certain assets, and the anticipated impact of Ferrellgas’ actions on its balance sheet and liquidity position. While Ferrellgas believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: risks related to Ferrellgas’ ability to generate sufficient cash flow to pay distributions, to make payments on its debt obligations and to execute its business plan; Ferrellgas’ ability to access funds on acceptable terms, if at all, because of the terms and conditions governing its indebtedness or otherwise; local, regional and national economic conditions and the impact they may have on Ferrellgas and its customers; the effect of weather conditions on the demand for propane; the prices of wholesale propane, motor fuel and crude oil; disruptions to the supply of propane; the termination or non-renewal of certain arrangements or agreements; adverse changes in our relationships with our national propane customers; significant delays in the collection of, or uncollectibility of, accounts or notes receivable; the financial condition of Ferrellgas’ customers; and the failure of any customer to perform its contractual obligations.A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2016, the Form 10-Q of these entities for the fiscal quarter ended October 31, 2016, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, Ferrellgas undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com, 913-661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com, 913-661-1833

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	October 31, 2016	July 31, 2016
ASSETS

Current Assets:
Cash and cash equivalents	$12,639	$4,965
Accounts and notes receivable, net (including $105,320 and $106,464 of accounts receivable pledged as collateral at October 31, 2016 and July 31, 2016, respectively)	148,283	149,583
Inventories	100,296	90,594
Prepaid expenses and other current assets	31,820	39,973
Total Current Assets	293,038	285,115

Property, plant and equipment, net	757,940	774,680
Goodwill, net	256,103	256,103
Intangible assets, net	272,031	280,185
Other assets, net	88,103	87,223
Total Assets	$1,667,215	$1,683,306

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$74,788	$67,928
Short-term borrowings	96,824	101,291
Collateralized note payable	74,000	64,000
Other current liabilities	170,527	128,958
Total Current Liabilities	416,139	362,177

Long-term debt (a)	1,965,219	1,941,335
Other liabilities	32,755	31,574
Contingencies and commitments

Partners’ Deficit:
Common unitholders (97,152,665 and 98,002,665 units outstanding at October 31, 2016 and July 31, 2016, respectively)	(673,516)	(570,754)
General partner unitholder (989,926 units outstanding at October 31, 2016 and July 31, 2016)	(66,713)	(65,835)
Accumulated other comprehensive loss	(1,186)	(10,468)
Total Ferrellgas Partners, L.P. Partners’ Deficit	(741,415)	(647,057)
Noncontrolling Interest	(5,483)	(4,723)
Total Partners’ Deficit	(746,898)	(651,780)
Total Liabilities and Partners’ Deficit	$1,667,215	$1,683,306

(a)         The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED OCTOBER 31, 2016 AND 2015

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2016	2015	2016	2015
Revenues:
Propane and other gas liquids sales	$242,399	$245,301	$1,199,466	$1,507,956
Midstream operations	108,044	193,670	539,612	292,943
Other	29,099	32,175	208,685	251,282
Total revenues	379,542	471,146	1,947,763	2,052,181

Cost of sales:
Propane and other gas liquids sales	119,212	121,751	561,894	834,161
Midstream operations	94,642	153,604	412,272	228,226
Other	11,746	14,448	123,535	163,253

Gross profit	153,942	181,343	850,062	826,541

Operating expense	104,992	114,981	447,921	444,380
Depreciation and amortization expense	26,202	36,979	139,736	112,249
General and administrative expense	12,482	12,240	48,821	57,843
Equipment lease expense	7,349	7,032	29,150	25,773
Non-cash employee stock ownership plan compensation charge	3,754	5,256	26,093	25,595
Non-cash stock-based compensation charge (a)	1,881	8,122	3,083	17,992
Asset impairments	—	29,316	628,802	29,316
Loss on asset sales and disposal	6,423	14,917	22,341	21,055

Operating income (loss)	(9,141)	(47,500)	(495,885)	92,338

Interest expense	(35,428)	(33,788)	(139,577)	(110,272)
Other income (expense), net	508	(122)	740	(23)

Loss before income taxes	(44,061)	(81,410)	(634,722)	(17,957)

Income tax expense (benefit)	(590)	(844)	218	(649)

Net loss	(43,471)	(80,566)	(634,940)	(17,308)

Net loss attributable to noncontrolling interest (b)	(398)	(773)	(6,245)	(10)

Net loss attributable to Ferrellgas Partners, L.P.	(43,073)	(79,793)	(628,695)	(17,298)

Less: General partner’s interest in net loss	(431)	(798)	(6,287)	(173)

Common unitholders’ interest in net loss	$(42,642)	$(78,995)	$(622,408)	$(17,125)

Loss Per Unit
Basic and diluted net loss per common unitholders’ interest	$(0.44)	$(0.79)	$(6.35)	$(0.19)

Weighted average common units outstanding	97,457.6	100,376.8	97,949.0	89,232.9

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2016	2015	2016	2015

Net loss attributable to Ferrellgas Partners, L.P.	$(43,073)	$(79,793)	$(628,695)	$(17,298)
Income tax expense (benefit)	(590)	(844)	218	(649)
Interest expense	35,428	33,788	139,577	110,272
Depreciation and amortization expense	26,202	36,979	139,736	112,249
EBITDA	17,967	(9,870)	(349,164)	204,574
Non-cash employee stock ownership plan compensation charge	3,754	5,256	26,093	25,595
Non-cash stock based compensation charge (a)	1,881	8,122	3,083	17,992
Asset impairments	—	29,316	628,802	29,316
Loss on asset sales and disposal	6,423	14,917	22,341	21,055
Other (income) expense, net	(508)	122	(740)	23
Change in fair value of contingent consideration (included in operating expense)	—	(100)	—	(4,600)
Severance costs $414 and $938 included in operating costs for the three and twelve months ended period October 31, 2016 and $1,055 and $1,128 included in general and administrative costs for the three and twelve months ended period October 31, 2016. Also includes $805 in operating costs for the three and twelve months ended October 31, 2015 and $51 in general and administrative costs for the three and twelve months ended October 31, 2015.	1,469	856	2,066	856
Litigation accrual and related legal fees associated with a class action lawsuit (included in general and administrative expense)	—	—	—	83
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives $(1,877) and $(1,330) included in operating expense for the three and twelve months ended October 31, 2016 and $1,038 and $3,450 for the three and twelve months ended October 31, 2015. Also includes $308 and $(140) included in midstream operations cost of sales for the three and twelve months ended October 31, 2016, respectively.	(1,569)	1,038	(1,470)	3,450
Acquisition and transition expenses (included in general and administrative expense)	—	15	84	16,388
Net loss attributable to noncontrolling interest (b)	(398)	(773)	(6,245)	(10)
Adjusted EBITDA (c)	29,019	48,899	324,850	314,722
Net cash interest expense (d)	(33,618)	(32,502)	(133,976)	(105,762)
Maintenance capital expenditures (e)	(3,322)	(6,215)	(14,244)	(20,739)
Cash paid for taxes	(1)	—	(778)	(452)
Proceeds from asset sales	1,720	1,013	6,730	5,501
Distributable cash flow to equity investors (f)	(6,202)	11,195	182,582	193,270
Distributable cash flow attributable to general partner and non-controlling interest	(124)	224	3,652	3,865
Distributable cash flow attributable to common unitholders	(6,078)	10,971	178,930	189,405
Less: Distributions paid to common unitholders	49,791	51,443	200,467	175,520
Distributable cash flow excess/(shortage)	$(55,869)	$(40,472)	$(21,537)	$13,885

Propane gallons sales
Retail - Sales to End Users	111,188	110,973	552,986	595,607
Wholesale - Sales to Resellers	51,990	50,566	227,545	258,696
Total propane gallons sales	163,178	161,539	780,531	854,303

Midstream operations barrels
Salt water volume processed	3,703	4,734	15,512	17,766
Crude oil hauled	11,264	24,264	66,411	34,711
Crude oil sold	1,792	1,510	7,142	2,006

(a)	Non-cash stock-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	October 31		October 31
	2016	2015	2016	2015
Operating expense	$94	$1,218	$144	$2,848
General and administrative expense	1,787	6,904	2,939	15,144
Total	$1,881	$8,122	$3,083	$17,992

(b)         Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)          Adjusted EBITDA is calculated as net loss attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, asset impairments, loss on asset sales and disposal, other (income) expense, net, change in fair value of contingent consideration, severance costs, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) losses (gains) on changes in fair value of derivatives, acquisition and transition expenses and net loss attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)         Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)          Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)           Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest, maintenance capital expenditures, cash paid for taxes, and proceeds from asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.